Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form F-10 (No. 333-256340) of Nouveau Monde Graphite Inc. of our report dated April 6, 2021 relating to the consolidated financial statements as at December 31, 2020 and 2019 and January 1, 2019 and for the years ended December 31, 2020 and 2019.

/s/PricewaterhouseCoopers LLP

Montréal, Canada

January 21, 2022

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.